Exhibit 99.1

AITX's RAD Signs Propertysec as Master Distributor to UK

Strategic Appointment Expands RAD's Global Footprint, Bringing Advanced AI Security and Property Protection Solutions to UK Markets

Detroit, Michigan, October 22, 2025 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has signed Property Security Services PSS Ltd. (Propertysec) as Master Distributor for the United Kingdom. This appointment represents a key milestone in RAD's international expansion strategy, enabling the Company to introduce its ecosystem of AI-powered security and property protection solutions, including ROSA™, RIO™, ROAMEO™, RADCam™ Enterprise, SARA™, and more, to clients throughout the UK. Propertysec's established expertise in securing vacant and high-risk properties positions it as an ideal partner to advance RAD's mission of redefining physical security through intelligent automation. To learn more, visit www.propertysec.co.uk.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES
Signs
PROPERTYSEC
as Master Distributor for United Kingdom Market

This appointment follows RAD's recent announcement of Technon Cyber as Master Distributor for the Latin American market, underscoring the Company's accelerated global growth strategy. With the addition of Propertysec, RAD strengthens its presence in Europe and gains a trusted partner deeply rooted in the UK's property and construction security sectors. Together, the companies will deliver proven AI-powered technologies designed to enhance safety, reduce costs, and modernize traditional guarding and monitoring practices.

"We continue to see growing international demand for our ecosystem of AI-driven solutions, and expanding into the United Kingdom with Propertysec is an important step forward," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "Justin and the Propertysec team have built an outstanding reputation for innovation and integrity, and we're confident this partnership will accelerate the adoption of RAD technologies across the region for the benefit of our clients, channel partners and shareholders."

Propertysec, founded by security industry veteran Justin Quigley, has become one of the United Kingdom's most respected specialists in property protection and crime prevention. The company's work is grounded in evidence-based practices such as Crime Prevention Through Environmental Design (CPTED) and the Broken Windows Theory, reinforced by deep technical expertise in CCTV, perimeter defense, and rapid deployment security systems. Quigley, a prolific writer and physical security professional, brings over 25 years of experience to the partnership and a shared vision with RAD to transform how organizations secure and manage their assets.

Justin Quigley, Director at Propertysec, stands with RAD's ROAMEO mobile security robot during his visit to the RAD Excellence Center in Detroit, Michigan.

"Partnering with RAD allows us to introduce a new level of intelligence and autonomy to property protection," said Justin Quigley, Director at Propertysec. "The UK market is ready for technologies that do more than watch; they act. We're excited to combine RAD's proven AI-driven solutions with our expertise in crime prevention and property security to deliver measurable results for our clients."

"We're pleased to welcome Justin and the Propertysec team to the RAD family," said Mark Folmer, CPP, PSP, President of RAD. "Their proven professionalism, deep understanding of property security, and commitment to innovative solutions make them an excellent partner as we expand across the United Kingdom. Together, we'll deliver meaningful results for clients while advancing RAD's presence in one of the world's most mature security markets."

About Artificial Intelligence Technology Solutions, Inc. (AITX) and RAD

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/